EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION
                     906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Jacobson Resonance Enterprises,  Inc.
(the  "Company") on Form 10-QSB for the period ended September 30, 2003 as filed with the Securities and Exchange  Commission on the date hereof (the  "Report"),
I, Dr.  Jerry I.  Jacobson,  Chief  Executive  Officer and  Principal  Financial
Officer of the Company,  certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the  Sarbanes-Oxley  Act of 2002, that to the best of my knowledge:

        (1) The Report fully complies with the requirements of section 13(a) or
            15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                                /s/ Jerry I. Jacobson
                                                ---------------------
                                                    Jerry I. Jacobson;
                                                    Chief Executive Officer and
                                                    Principal Financial Officer
November 14, 2003